Exhibit 99.1
Arista Networks, Inc. Reports Second Quarter 2020 Financial Results
SANTA CLARA, Calif.- August 4, 2020 -- Arista Networks, Inc. (NYSE: ANET), an industry leader in software-driven cloud networking solutions for large datacenter and campus environments, today announced financial results for its second quarter ended June 30, 2020.
Second Quarter Financial Highlights

•	Revenue of $540.6 million, an increase of 3.4% compared to the first quarter of 2020, and a decrease of 11.1% from the second quarter of 2019.

•	GAAP gross margin of 63.7%, compared to GAAP gross margin of 64.7% in the first quarter of 2020 and 64.1% in the second quarter of 2019.

•	Non-GAAP gross margin of 64.7%, compared to non-GAAP gross margin of 65.6% in the first quarter of 2020 and 64.7% in the second quarter of 2019.

•	GAAP net income of $144.8 million, or $1.83 per diluted share, compared to GAAP net income of $189.3 million, or $2.33 per diluted share in the second quarter of 2019.

•	Non-GAAP net income of $167.0 million, or $2.11 per diluted share, compared to non-GAAP net income of $198.6 million, or $2.44 per diluted share in the second quarter of 2019.
"I am definitely pleased with our quarterly performance and proud of the tenacity shown by the Arista team in the face of the challenging pandemic era we live in," stated Jayshree Ullal, President & CEO of Arista Networks. "Arista's market position has been reinforced as we were placed in the leader’s category by two renowned market analyst firms."
Commenting on the company's financial results, Ita Brennan, Arista’s CFO, said, “We are pleased with our overall business execution in the quarter, with the team continuing to work closely with customers, supply chain and other partners as we collectively navigate the COVID-19 operating environment.”
Second Quarter Company Highlights

•	Arista Networks recognized as a leader in The Forrester Wave™: Open, Programmable Switches for A Businesswide SDN, Q3 2020 with the top score in the strategy category.

•
Arista Extends Open Cloud Networking Software Leadership and continued partnership with Microsoft for open networking for SONIC. The Arista switches powered by SONIC offer customers the combination of benefits of open source software with Arista EOS to deliver open, high performance, highly available networks.

•
Arista Networks announced a new release of its Cognitive WiFi software that seamlessly delivers intelligent application identification, performance optimization, automated troubleshooting and location services, and that also supports video conferencing applications such as Google Hangouts, Microsoft Teams and Zoom.

•
Arista Networks Announced Independent Validation of Exceptional Network Monitoring Precision at picosecond granularity. Arista MetaWatch, running on the Arista 7130 L-series platform, provides customers with new insight into the behavior of critical network systems, enabling trading firms to optimize performance and exchanges to validate market fairness.

•	This is the sixth consecutive year Arista Networks has been recognized in the Leaders Quadrant of the 2020 Gartner Magic Quadrant for Data Center Networking published on 30 June 2020.
Financial Outlook
For the third quarter of 2020, we expect:

•	Revenue between $570 million to $590 million;

•	Non-GAAP gross margin of 63% to 65%; and

•	Non-GAAP operating margin of approximately 37%
Guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization of acquisition-related intangible assets, and certain non-recurring items. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis (see further explanation below under “Non-GAAP Financial Measures”).
Prepared Materials and Conference Call Information
Arista executives will discuss the second quarter financial results on a conference call at 1:30 p.m. Pacific time today. To listen to the call via telephone, dial (833) 968-2211 in the United States or +1 (778) 560-2896 from international locations. The Conference ID is 5545177.
The financial results conference call will also be available via live webcast on our investor relations website at https://investors.arista.com/. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on Arista’s investor relations website.
Forward-Looking Statements
This press release contains “forward-looking statements” regarding our future performance, including quotations from management, statements in the section entitled “Financial Outlook,” such as estimates regarding revenue, non-GAAP gross margin and non-GAAP operating margin for the third quarter of fiscal year 2020, and statements regarding the benefits of the introduction of new products and our leadership in cloud networking. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause actual results, performance or achievements to differ materially from those anticipated in or implied by the forward-looking statements including risks associated with: the impact of the COVID-19 pandemic on our business, including as a result of continued volatility in the financial markets and global economy or disruption in our supply chain, the evolution and growth of the cloud networking market and the adoption by end customers of Arista’s cloud networking solutions; rapid technological and market change; Arista’s customer concentration; our ability to attract new large end customers or sell additional products and services to existing customers; competition in our products and services markets; changes in Arista’s customers’ demand for our products and services; changes in customer order patterns or customer mix; requests by large end customers for more favorable terms and conditions; general market, political, economic and business conditions such as the recent U.S. trade wars with China and the impact of public health pandemics like the COVID-19 pandemic; dependence on the introduction and market acceptance of new product offerings and standards including our 400G products as well as our campus and WiFi products; declines in the sales prices of our products and services; the timing of orders and manufacturing and customer lead times; the benefits and impact of acquisitions; and other future events. Additional risks and uncertainties that could affect Arista can be found in our most recent Quarterly Report on Form 10-Q filed with the SEC on May 6, 2020, and other filings that the company makes to the SEC from time to time. You can locate these reports through our website at https://investors.arista.com/ and on the SEC’s website at https://www.sec.gov/. All forward-looking statements in this press release are based on information available to the company as of the date hereof and Arista disclaims any obligation to publicly update or revise any forward-looking statement to reflect events that occur or circumstances that exist after the date on which they were made.

Gartner “Magic Quadrant for Data Center and Cloud Networking,” Andrew Lerner, et al, 30 June 2020. Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.  The Gartner content described herein, (the "Gartner content") represent(s) research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and are not representations of fact. Gartner Content speaks as of its original publication date (and not as of the date of this Form 8-K) and the opinions expressed in the Gartner Content are subject to change without notice.
Non-GAAP Financial Measures
This press release and accompanying table contain certain non-GAAP financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margins, non-GAAP net income and non-GAAP diluted net income per share. These non-GAAP financial measures exclude stock-based compensation expense, amortization of acquisition-related intangible assets, certain non-recurring charges or benefits, and the income tax effect of these non-GAAP exclusions. In addition, non-GAAP financial measures exclude net tax benefits associated with stock-based awards, which include excess tax benefits, and other discrete indirect effects of such awards. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that these non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing operating results and trends. In addition, these measures are the primary indicators management uses as a basis for its planning and forecasting for future periods.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP financial measures. Non-GAAP financial measures are subject to limitations, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. A description of these non-GAAP financial measures and a reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
The company’s guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization of acquisition-related intangible assets, and certain non-recurring items. The company does not provide guidance on GAAP gross margin or GAAP operating margin or the various reconciling items between GAAP gross margin and GAAP operating margin and non-GAAP gross margin and non-GAAP operating margin. A reconciliation of the non-GAAP financial measures guidance to the corresponding GAAP measures on a forward-looking basis is not available because stock-based compensation expense is impacted by the company’s future hiring and retention needs and the future fair market value of the company’s common stock, all of which are difficult to predict and subject to constant change. The actual amount of stock-based compensation expense will have a significant impact on the company’s GAAP gross margin and GAAP operating margin.
About Arista Networks
Arista Networks is an industry leader in software-driven cloud networking solutions for large data center and campus environments. Arista’s award-winning platforms deliver availability, agility, automation analytics and security through CloudVision® and Arista EOS®, an advanced network operating system. For more information visit www.arista.com.

Investor Contacts:

Arista Networks, Inc.
Charles Yager, 408-547-5892
Product and Investor Advocacy
cyager@arista.com
or
Curtis McKee, 408-547-5549
Corporate and Investor Development
curtism@arista.com

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Product	$421,413	$513,171	$832,319	$1,018,586
Service	119,157	95,150	231,280	185,159
Total revenue	540,570	608,321	1,063,599	1,203,745
Cost of revenue:
Product	176,432	200,534	340,061	398,686
Service	20,049	17,596	41,198	34,298
Total cost of revenue	196,481	218,130	381,259	432,984
Gross profit	344,089	390,191	682,340	770,761
Operating expenses:
Research and development	111,544	114,295	224,698	233,964
Sales and marketing	51,237	53,040	108,323	104,093
General and administrative	14,319	16,019	32,668	31,525
Total operating expenses	177,100	183,354	365,689	369,582
Income from operations	166,989	206,837	316,651	401,179
Other income, net	8,256	13,811	20,413	26,144
Income before income taxes	175,245	220,648	337,064	427,323
Provision for income taxes	30,452	31,397	53,840	37,043
Net income	$144,793	$189,251	$283,224	$390,280
Net income attributable to common stockholders:
Basic	$144,793	$189,152	$283,224	$390,063
Diluted	$144,793	$189,158	$283,224	$390,076
Net income per share attributable to common stockholders:
Basic	$1.91	$2.47	$3.72	$5.12
Diluted	$1.83	$2.33	$3.56	$4.80
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	75,808	76,552	76,036	76,238
Diluted	79,298	81,335	79,620	81,271

ARISTA NETWORKS, INC.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands, except percentages and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP gross profit	$344,089	$390,191	$682,340	$770,761
GAAP gross margin	63.7%	64.1%	64.2%	64.0%
Stock-based compensation expense	1,585	1,028	2,912	2,126
Intangible asset amortization	4,178	2,626	7,838	5,251
Non-GAAP gross profit	$349,852	$393,845	$693,090	$778,138
Non-GAAP gross margin	64.7%	64.7%	65.2%	64.6%

GAAP income from operations	$166,989	$206,837	$316,651	$401,179
Stock-based compensation expense	32,922	24,297	60,478	48,588
Litigation expense	—	514	—	1,962
Intangible asset amortization	5,811	3,499	10,713	6,998
Acquisition-related costs	—	—	11,860	—
Non-GAAP income from operations	$205,722	$235,147	$399,702	$458,727
Non-GAAP operating margin	38.1%	38.7%	37.6%	38.1%

GAAP net income	$144,793	$189,251	$283,224	$390,280
Stock-based compensation expense	32,922	24,297	60,478	48,588
Litigation expense	—	514	—	1,962
Intangible asset amortization	5,811	3,499	10,713	6,998
Acquisition-related costs (1)	—	—	11,860	—
Altera stock-based tax charge (2)	—	9,781	—	9,781
Gain on investment in privately-held companies	—	—	—	(1,150)
Tax benefit on stock-based awards	(11,682)	(23,455)	(26,184)	(60,509)
Income tax effect on non-GAAP exclusions	(4,796)	(5,324)	(11,351)	(9,657)
Non-GAAP net income	$167,048	$198,563	$328,740	$386,293

GAAP diluted net income per share attributable to common stockholders	$1.83	$2.33	$3.56	$4.80
Non-GAAP adjustments to net income	0.28	0.11	0.57	(0.05)
Non-GAAP diluted net income per share	$2.11	$2.44	$4.13	$4.75
Weighted-average shares used in computing diluted net income per share attributable to common stockholders	79,298	81,335	79,620	81,271
Summary of Stock-Based Compensation Expense:
Cost of revenue	$1,585	$1,028	$2,912	$2,126
Research and development	19,378	12,568	35,306	25,699
Sales and marketing	8,277	7,097	14,673	13,631
General and administrative	3,682	3,604	7,587	7,132
Total	$32,922	$24,297	$60,478	$48,588
___________________
(1) Represents non-recurring costs associated with our acquisition of Big Switch, and primarily include severance, retention bonuses, professional and consulting fees, and facilities restructuring costs.
(2) Represents a discrete income tax expense related to stock-based compensation as a result of an opinion on Altera Corporation and Subsidiaries vs. Commissioner on Internal Revenue issued by the Court of Appeals for the Ninth Circuit on June 7, 2019.

ARISTA NETWORKS, INC.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	June 30, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$800,182	$1,111,286
Marketable securities	1,981,589	1,613,082
Accounts receivable	383,225	391,987
Inventories	326,997	243,825
Prepaid expenses and other current assets	84,885	111,456
Total current assets	3,576,878	3,471,636
Property and equipment, net	35,263	39,273
Acquisition-related intangible assets, net	83,562	45,235
Goodwill	84,968	54,855
Investments	4,150	4,150
Operating lease right-of-use assets	79,283	87,770
Deferred tax assets	446,254	452,025
Other assets	25,493	30,346
TOTAL ASSETS	$4,335,851	$4,185,290
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$122,872	$92,105
Accrued liabilities	100,070	140,249
Deferred revenue	328,525	312,668
Other current liabilities	88,714	52,052
Total current liabilities	640,181	597,074
Income taxes payable	45,971	55,485
Operating lease liabilities, non-current	74,259	83,022
Deferred revenue, non-current	248,986	262,620
Deferred tax liabilities, non-current	251,292	254,710
Other long-term liabilities	38,679	37,693
TOTAL LIABILITIES	1,299,368	1,290,604
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	1,185,093	1,106,305
Retained earnings	1,843,559	1,788,230
Accumulated other comprehensive income	7,823	143
TOTAL STOCKHOLDERS’ EQUITY	3,036,483	2,894,686
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,335,851	$4,185,290

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$283,224	$390,280
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other	21,170	16,757
Stock-based compensation	60,478	48,588
Noncash lease expense	8,223	7,955
Deferred income taxes	2,668	7,914
Gain on investment in privately-held companies	—	(1,150)
Amortization (accretion) of investment premiums (discounts)	2,938	(4,260)
Changes in operating assets and liabilities:
Accounts receivable, net	15,263	(11,303)
Inventories	(82,891)	(49,620)
Prepaid expenses and other current assets	26,815	48,864
Other assets	5,360	(4,635)
Accounts payable	31,473	(6,783)
Accrued liabilities	(39,882)	(9,476)
Deferred revenue	(19,242)	(85,009)
Income taxes payable	16,820	14,399
Other liabilities	646	3,955
Net cash provided by operating activities	333,063	366,476
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of marketable securities	875,213	552,512
Purchases of marketable securities	(1,236,477)	(549,383)
Business acquisitions, net of cash acquired	(66,317)	—
Purchases of property and equipment	(5,178)	(8,639)
Net cash used in investing activities	(432,759)	(5,510)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under equity plans	22,228	38,104
Tax withholding paid on behalf of employees for net share settlement	(4,000)	(4,662)
Repurchase of common stock	(227,895)	(100,008)
Net cash used in financing activities	(209,667)	(66,566)
Effect of exchange rate changes	(1,663)	72
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(311,026)	294,472
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —Beginning of period	1,115,515	654,164
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$804,489	$948,636